Exhibit 99.1

Hyliion Holdings Corp. Announces Transfer of Stock Listing to NYSE American

AUSTIN, Texas – November 5, 2024 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a developer of sustainable electricity-producing technology, today announced that it will transfer its stock exchange listing from the New York Stock Exchange (NYSE) to the NYSE American exchange. The transition is expected to be effective following market close on November 8, 2024, with trading as an NYSE American-listed security beginning on November 11, 2024. Hyliion will continue to trade under its existing ticker symbol, “HYLN.”

"We are pleased to extend our relationship within the NYSE family of exchanges by joining the NYSE American," said Thomas Healy, Founder and CEO of Hyliion. "This move aligns with our strategic goals, allowing us to access the tailored benefits offered to NYSE American-listed companies while maintaining the strength of our existing investor base.”

The proactive decision to list on NYSE American provides Hyliion with a number of advantages, including improved cost efficiency and targeted support for companies at Hyliion’s current growth stage. The NYSE American exchange offers a specialized platform that supports innovation-focused enterprises and early-stage companies with reduced listing fees and regulatory flexibility, helping Hyliion to allocate more resources toward its product commercialization and further technology development.

This transition is expected to have no material impact on shareholder ability to trade or transfer stock, ensuring continuity and liquidity for current and prospective investors.

About Hyliion
Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The Company’s primary focus is to provide distributed power generators that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, Ohio, Hyliion is initially targeting the commercial and waste management industries with a locally deployable generator that can offer prime power as well as energy arbitrage opportunities. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine. The Company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Forward Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage Company with a history of losses; our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business, and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See Item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2024 for the year ended December

Exhibit 99.1
31, 2023. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts
Hyliion Holdings Corp.
press@hyliion.com
Investor Relations
ir@hyliion.com